Exhibit 10.11

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

AMENDED AND RESTATED RESEARCH AGREEMENT

This AMENDED AND RESTATED RESEARCH AGREEMENT (this “Agreement”) is entered into as of December 23, 2011 (the “Effective Date”), by and between Yale University, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (the “University”), and KolltanPharmaceuticals, Inc., a Delaware corporation, having its principal offices at 300 George Street, Suite 530, New Haven, Connecticut 06511 (the “Sponsor”).

W I T N E S S E T H :

WHEREAS, in pursuit of its educational purposes, which include research and training, the University undertakes scholarly, research, and experimental activities in a variety of academic disciplines including the biology of the modulation of the activity of certain receptor tyrosine kinases  (“RTKs”), including, but not limited to, c-kit receptor, fms-receptor, Flt3-receptor, PDGF-receptor-a, PDGF-receptor-b, Flt1-receptor, KDR-receptor, and FLT4-receptor, FGFR1, FGFR2, FGFR3, FGFR4, eachvia their extracellular domains;

WHEREAS, the Sponsor wishes to fund and desires that the University undertake a research program in the field of RTKs, as described more fully in Exhibit A, attached hereto; and

WHEREAS, in furtherance of its scholarly, research, and instructional interests, the University is willing to undertake such research upon the terms and conditions set forth below; and

WHEREAS, the Sponsor and the University have previously entered into a Research Agreement (the “Original Research Agreement”), dated June 4, 2008 (the “Original Research Agreement Effective Date”), and they now wish to amend and restate the Original Research Agreement in its entirety;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.             Scope of Research.  During the term of this Agreement, the University shall use its [**] to perform the research program described in Exhibit A (and its predecessor version in the

Original Research Agreement), attached hereto and incorporated herein (the “Research”).  Notwithstanding the foregoing, the University makes no warranties or representations regarding its ability to achieve, nor shall it be bound hereby to accomplish, any particular research objective or results.

2.   Personnel.

(a)  The Research shall be performed by and under the supervision and direction of Dr. Irit Lax, while employed by the University, who shall be designated the Principal Investigator (the “Principal Investigator”), together with such additional personnel as may be assigned by the University.  If the Principal Investigator shall cease to be available to perform and supervise the Research, then the University shall promptly, but in no event later than 20 days thereafter, so notify the Sponsor and shall endeavor to find from among the scientists employed by the University a scientist or scientists acceptable to the Sponsor to continue to perform and supervise the Research in place of the Principal Investigator.  If the University is unable to find such a scientist acceptable to the Sponsor within three (3) months after the University gives or was required to give such notice to the Sponsor, the Sponsor may terminate the Research upon written notice to the University, in which case the Sponsor shall have no further obligation to fund the Research and the University shall have no further obligation to perform the Research. Such termination shall be deemed to be a termination of this Agreement pursuant to Section 10(b), provided, however, the requirement for 180 days advance written notice set forth in Section 10(b) shall not be required in such circumstances.  Nothing contained in this Agreement shall be deemed to impose an obligation on the University to succeed in its efforts to find a replacement for the Principal Investigator.

(b)  It is understood that the University and the personnel performing the Research hereunder may be or become involved in other activities and projects which entail commitments to other sponsors.  The University will use its best efforts to avoid conflicts with the terms of this Agreement; however, it is agreed that unless provided to the contrary herein, this Agreement is subject to the University’s commitments to such other sponsors.

(c)  Unless otherwise agreed in writing in advance by the Sponsor, the Research shall be performed only by [**].  If [**] shall propose [**] an [**] to [**] of the [**] shall first [**], and the [**] and the [**] with one another as to the [**] and the terms of the [**] of such [**].  The term under which the University engages such contractor shall provide that such contractor (A) assigns all inventions arising from the work by such contractor on the Research exclusively to the University and (B) maintain the confidentiality of all Confidential Information (as hereinafter defined) to the same extent as the parties unless otherwise agreed upon in advance and in writing by the parties.  The University shall inform all such personnel who are University employees in writing of the confidentiality obligations of the University with respect to the Confidential Information (as so defined herein).

(d)  The University shall not, without the Sponsor’s prior written consent, permit funding other than that provided by the Sponsor to be spent on the Research; provided that, nothing in this Agreement shall be interpreted to prohibit the University (or the Principal Investigator) from obtaining additional financing or research grants for the Research from not-for-profit entities or United States government agencies, which grants or financing may render all or part of the Research or the results thereof subject to the patent rights of the United States of America and its agencies, as set forth in Title 35 U.S.C. § 200 et seq., provided that such funding does not give rise to patent or other rights in the Research to any other person.

3.   University Policies and Procedures.  All Research conducted hereunder shall be performed in accordance with established University policies and procedures, including, but not limited to, policies and procedures applicable to research involving human subjects, laboratory animals, and hazardous agents and materials.

4.   Reimbursement of Costs.

(a)  The Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Research.  The budget for the first, second and third years of the research is set forth in the Original Research Agreement; the budget for the fourth, fifth and sixth years of the research is set forth as Exhibit B attached hereto, which is hereby incorporated herein.  The total amount for which the Sponsor shall reimburse the University in accordance with such budget is Nine Million Dollars ($9,000,000) over six (6) years at the rate of One Million Five Hundred Thousand Dollars ($1,500,000) per year. For this purpose, the first year shall commence on the Original Research Agreement Effective Date and end on the first anniversary thereof and each subsequent year shall end on an anniversary of the Original Research Agreement Effective Date. Notwithstanding the foregoing, the University may submit to the Sponsor at any time, and the Sponsor may at its discretion approve in writing, a revised budget or budgets requesting additional funds.  Funding for each year that is not expended by the end of the year may be used to continue the research in the subsequent year.  The University acknowledges that, as of the Effective Date, it has been paid in full for Research performed during the first three (3) years following the Original Research Agreement Effective Date.

(b)  The Sponsor shall make quarterly advance payments to the University to fund reimbursable costs in accordance with Section 4(a).  All payments for the first three quarters of the fourth year shall be made within thirty (30) days of execution of this Agreement.  All checks shall be made payable to Yale University, shall include reference to the Principal Investigator, and shall be sent to:

Grant and Contract Financial Administration

P.O. Box 1873

New Haven, Connecticut  06508-1873

Or wired to:

[**].

(c)  The Sponsor shall have the right, after consultation with the Principal Investigator, from time to time to request that the University meet with the Sponsor to discuss the scheduling of payments by the Sponsor to reimburse the University if the Sponsor believes that the parties should consider altering the schedule of such payments by the Sponsor.  No alteration of the schedule of payments shall be made without mutual written agreement of the parties.

(d)  The University shall deliver to the Sponsor, within sixty (60) days after the end of each calendar year during the term of this Agreement and within sixty (60) days after the expiration of the term of this Agreement or the effective date of early termination, a report setting out the income and disbursements received and expended in connection with the Research during such year or the portion of the year in which such expiration or termination occurs, as the case may be.

5.   Research Reports.   Within sixty (60) days after the end of each [**]-month period of each calendar year during the term of this Agreement, the Principal Investigator or a designee of the Principal Investigator who is mutually agreeable to the parties (the “Designee”) shall prepare a written report summarizing the results of the work conducted on the Research and setting forth the significant research findings during such preceding six-month period.  Within sixty (60) days after the date on which such report to the Sponsor is due, the Sponsor and the University shall meet at the University research facility, or such other site as the parties may from time to time agree, to review the written report in the format of a scientific exchange.  Such meeting shall include the Principal Investigator or the Designee.  The Principal Investigator or the Designee, on the University’s behalf, shall prepare and submit to the Sponsor a final report setting forth the significant research findings of the Research within ninety (90) days following the expiration of the term of this Agreement or the effective date of early termination.  Such reports containing the results of the Research, and any associated know-how, data, methods, discussion, hypotheses, and the like shall be considered as Confidential Information (as defined below) of the University.

6.   Publication.

(a)  The University reserves, on behalf of the Principal Investigator and other University employees, the right to disseminate information or to publish any material resulting from the Research without need for approval by the Sponsor.  Prior to publication or submission for publication by the Principal Investigator or any other University employee of a manuscript or other form of publication (each a “Pending Publication”) describing the results of any aspect of the Research, the University shall send the Sponsor a copy of the Pending Publication to be published or submitted for publication, accompanied by a statement that the University is furnishing such Pending Publication to the Sponsor pursuant to this Section 6, and shall allow the Sponsor thirty (30) days from the confirmed date of delivery to the Sponsor of such Pending Publication to determine whether the Pending Publication contains subject matter for which patent protection should be sought prior to publication of such Pending Publication.  If at the time the University provides such Pending Publication to the Sponsor, the University has already sought patent protection or determined that it will seek patent protection, the University shall provide the Sponsor such information in writing, in reasonable detail, at the time it delivers such Pending Publication to the Sponsor.  Should the Sponsor believe the subject matter of the Pending Publication submitted pursuant to this Section 6 contains one or more patentable inventions, then, prior to the expiration of such 30-day period, the Sponsor shall give written notification to the University of:

i)                                         its determination that such Pending Publication contains patentable subject matter for which patent protection should be sought; and

ii)                                      the countries in which such patent protection should be sought.

(b)  After the expiration of such 30-day period, unless the University has received the written notice specified above from the Sponsor, the University shall be free to publish or to submit such Pending Publication for publication in any manner consistent with academic standards.

(c)  Upon receipt of such written notice from the Sponsor, the University will thereafter delay publication and submission of the Pending Publication until the earlier of (1) an additional period of sixty (60) days from the expiration of such 30-day period and (2) the day after the date on which the patent applications on the subject matter to be disclosed in such Pending Publication that have been specified by the Sponsor pursuant to Section 6(a) have been prepared and filed in accordance with Section 8 hereof (a “Delay Period”).  After expiration of such Delay Period, the University shall be free to publish or submit for publication the Pending Publication and to publish the disclosed results.  Under no circumstances shall the forbearance from publication or submission for publication of a Pending Publication that the University has furnished to the Sponsor in accordance with Section 6(a) be for greater than ninety (90) days from the date the University so furnishes such Pending Publication to the Sponsor, except as otherwise determined in accordance with Section 6(d).

(d)  The Sponsor may notify the University and the Principal Investigator that, notwithstanding the proposed filing of one or more patent applications under Section 8 relating to one or more inventions arising from the Research, the Sponsor believes that a Pending Publication at a particular time would potentially impair the patentability of such invention(s) or the commercial value to the Sponsor of any license thereof arising out of any license agreement between the University and the Sponsor or for which the Sponsor has an Option (as hereinafter defined). If the Sponsor gives such notice at least [**] business days prior to the expiration of the Delay Period, the University will evaluate such potential impairment and give due consideration to further delaying publication of such manuscript or other form of publication.  Any such further delay and duration of such delay of a Pending Publication beyond the Delay Period may occur only if approved in writing by the University with the written consent of the Principal Investigator.

7.   Proprietary Information.

(a) From time to time, in connection with the Research, one party (the “Receiving Party”) may receive from the other (the “Disclosing Party”) information which is properly considered Confidential Information under this Agreement. “Confidential Information” means confidential information of the University and confidential information of the Sponsor, and any scientific, technical,information which is given by one party to the other and which is treated by the Disclosing Party as confidential or proprietary.  “Confidential Information” of the Sponsor shall specifically exclude all inventions, which, in accordance with Section 8, are owned solely and exclusively by the University, whether in the form of results, data, findings, conclusions, and the like obtained by the Principal Investigator under the Research program.  Confidential Information does not include information that:

(1)         is already in the possession of the Receiving Party at the time of disclosure, as reasonably demonstrated by written records; or

(2)         is, or later becomes, part of the public domain through no fault of the Receiving Party; or

(3)         is received by the Receiving Party from a third party having no obligation of confidentiality to the Disclosing Party; or

(4)         is developed independently by the Receiving Party without use of the Disclosing Party’s Confidential Information, as reasonably demonstrated by written records; or

(5)         is required to be disclosed by applicable law.

The Disclosing Party shall label or identify as “Confidential”, at the time of disclosure, all such Confidential Information that is disclosed in writing or other tangible form. With respect to Confidential Information which is disclosed orally, electronically or visually, or is disclosed in writing without an appropriate letter, stamp or legend, the Disclosing Party shall, within thirty (30) days after such disclosure, deliver to the Receiving Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons at the Receiving Party to whom such disclosure was made.  Only information which is so labeled or identified as “Confidential” shall be considered to be Confidential Information.  Confidential Information will remain the property of the Disclosing Party.  The Receiving Party will not disclose, divulge or otherwise communicate the Disclosing Party’s Confidential Information to third parties for a period of five (5) years after the date the Receiving Party receives such Confidential Information without the written consent of the Disclosing Party, and the Receiving Party will not use such Confidential Information for any purposes other than to conduct the Research.  Notwithstanding anything in this Section 7, the Sponsor shall have the right to use Confidential Information of the University for its internal research purposes only, and not for any commercial purposes, except to the extent such Confidential Information of the University is included in any license by the University to the Sponsor as set forth in one or more written agreements that are separate from this Agreement, in which case Sponsor may use such Confidential Information for any purpose consistent with such written agreement.  The obligation of any party to hold any Confidential Information in confidence shall be satisfied if such party exercises the same care with respect to such Confidential Information as it would take to preserve the confidentiality of its own similar information.

(b)           Except as otherwise provided in Sections 6 and 7(d), the [**] shall [**] that constitutes Confidential Information of the University in confidence and shall not release or disclose any tangible or intangible component thereof to any third party without first receiving the prior written consent of the [**].  The University shall be responsible for maintaining and enforcing the University’s written policies of confidentiality for its employees, students and consultants who are involved in or who have access to the Research.

(c)           Except as otherwise provided in Sections 7(a), 7(d) and 7(e), the Sponsor shall maintain any and all of the Research that constitutes Confidential Information of the University in confidence and shall not release or disclose any tangible or intangible component thereof to any third party, without first receiving the prior written consent of the University to said release or disclosure.  The Sponsor may disclose Confidential Information of the University to those of its employees, consultants and professional advisers whom the Sponsor determines need to know such Confidential Information so long as any such person to whom the Sponsor makes such disclosure shall be bound by a confidentiality agreement with the Sponsor on terms substantially the same as the Sponsor’s confidentiality obligations to the University under this Section 7.

(d)           The obligations of confidentiality on each party set forth in Sections 7(a), (b) and (c) shall not apply to any component of the Research to the extent, but only to the extent, that such disclosure or release is necessary for such party to comply with a mandatory obligation under applicable laws or regulations or to comply with a judicial or administrative order or ruling. If the Receiving Party shall be ordered, directed or obligated to make any such disclosure, then it will give the Disclosing Party prompt notice thereof so that the Disclosing Party may, at its own expense, seek a protective order or other remedy and/or waive compliance by the Receiving Party with the provisions of this Agreement.  If the Disclosing Party seeks a protective order or other remedy, the Receiving Party will, at the Disclosing Party’s expense, cooperate with the Disclosing Party in its efforts to obtain such order or remedy.  If the Disclosing Party has not obtained such protective order or other remedy by the time the Receiving Party is obligated to disclose such Confidential Information, the Receiving Party shall disclose only that portion of the Confidential Information whichis legally required to be disclosed in the opinion of the Receiving Party’s legal counsel.

(e)           The provisions of Section 7(c) notwithstanding, the Sponsor may disclose or release the Research in connection with obtaining necessary regulatory approvals by a governmental authority for any product or product candidate of the Sponsor (a “Regulatory Disclosure”) to the extent that such Regulatory Disclosure is necessary or appropriate in the Sponsor’s judgment to obtain such approvals.   Any disclosure made to a third party who is not a governmental authority for the purpose of preparing a Regulatory Disclosure should be made under confidentiality terms comparable to those required under this Article 7.

(f)            The provisions of Section 7(c) notwithstanding, the Sponsor may disclose the Research to the extent such disclosure is necessary in connection with any actions taken or proposed to be taken by the Sponsor in accordance with Section 8 so long as the disclosure is made in confidence to the Sponsor’s legal counsel.

8.   Patents.

The University shall be entitled to sole and exclusive ownership of any invention first conceived or discovered by the University in the performance of the Research hereunder, except as provided in subparagraphs (b) and (c) below (subject to such exceptions, each, a “University Invention”).

(a) For each University Invention that, at the time the University makes written disclosure thereof to the Sponsor as hereinafter provided, is not already subject to a license from the University to the Sponsor (including, for the avoidance of doubt, any license under the Second Amended and Restated Exclusive License Agreement, of even date herewith, and any successor agreements thereto (collectively, the “License Agreement”)) the University hereby grants the Sponsor (i) in the case of a University Invention to which the University has exclusive rights, the exclusive option, right and opportunity, to negotiate for a royalty-bearing, exclusive, world-wide license to such University Invention and the related patent applications and patents, including the right to sublicense, to make, have made, use, lease, sell, offer for sale, import and export products embodying or produced through the use of such University Invention and (ii) in the case of a University Invention to which the University does not have exclusive rights, the exclusive option to negotiate for a royalty-bearing, non-exclusive, world-wide license to such University Invention and the related patent applications and patents, including the right to sublicense, to make, have made, use, lease, sell, offer for sale, import and export products embodying or produced through the use of such University Invention, subject only to the rights of persons whose rights in such University Invention render the University’s rights therein non-exclusive (each, an “Option”).  Each Option with respect to a particular University Invention shall extend for an exclusive period of [**] days (the “Option Period”) after the Sponsor’s receipt of written disclosure by the University of such University Invention, which disclosure shall expressly describe such University Invention and state that such University Invention is subject to an Option under this Section 8.  The Sponsor shall exercise each Option by written notice to the University, given within the applicable Option Period.  The University shall negotiate the terms and conditions of such license exclusively with the Sponsor, and the parties will negotiate in good faith and use their commercially reasonable best efforts to execute and deliver such license within [**] days after the commencement of the applicable Option Period.  Each such license shall be based, as to its non-financial terms, on the terms of the License Agreement, shall include such other terms standard for agreements between universities and industry and shall include an obligation by the Sponsor to reimburse the University for the costs of patent prosecution and maintenance in the United States and any elected foreign country for the particular University Invention.  If the negotiation or completion of any such license requires a longer period than such [**] day period, then the parties may by mutual agreement extend the period for such negotiation and completion of such license.  In the event that the Sponsor exercises an Option but the parties are unable to reach agreement on the terms of the license described above within the applicable [**] day period, and the parties therefore do not execute such license, the University may enter into a license or agreement relating to such University Invention and the related patent or patent application with any third party; provided, however, that any such license or other agreement that the University enters into within [**] months after the later of (x) the end of such [**] day period or (y) the date on which [**].  In addition to the Option relating to University Inventions, the Sponsor shall have an option to negotiate for a license to any know-how, method, materials or other non-patentable technology that is (i) discovered or developed by the University in the course of the Research and (ii) not already subject to the License Agreement.  Such option shall be made available and negotiated under the same terms as an Option.

(b) The Sponsor shall be entitled to sole and exclusive ownership of any invention first conceived or discovered solely by the Sponsor’s employee(s) or Sponsor’s consultant(s) in the course of participating in the Research,  (each, a “Sponsor Invention”), except that title shall be jointly owned by the Sponsor and the University if such invention was first so conceived or discovered using the University’s laboratory facilities (such a jointly owned invention, a “University Facility Invention”).  For this purpose, the University’s laboratory facilities shall not include any facility occupied or used by the Sponsor as a place of business regardless of whether the facility is owned by the University or sublet by the University to the Sponsor.  The Sponsor shall have the sole right to file and prosecute one or more patent applications on any Sponsor Invention.

The Sponsor and the University shall jointly own title to any invention first conceived or discovered in the performance of the Research jointly by both (x) the Sponsor’s employee(s) or Sponsor’s consultant(s) and (y) the University’s employee(s)(each, a “Joint Invention”).  For each Joint Invention and University Facility Invention, assuming the Sponsor does not already have a license to such Joint Invention or University Facility Invention pursuant to the License Agreement, the Sponsor shall have the option to negotiate for a license under the University’s rights to such Joint Invention or University Facility Invention according to the terms provided in subparagraph (a) above as if such Joint Invention or University Facility Invention were a University Invention, it being understood that because the University will have non-exclusive rights in such Joint Invention or University Facility Invention such license will be correspondingly non-exclusive.  The [**] shall have the right to prepare, file and prosecute patent applications jointly in the name of the Sponsor and in the name of the University claiming Joint Inventions and University Facility Inventions.  The [**] will provide the [**] with a copy of any such patent applications, in a timely manner, for the [**] review and comment prior to the first filing thereof and the [**] shall review the same and respond to the [**] in a timely manner.  The [**] will further provide the [**] with a copy of all material correspondence between the applicable patent [**] patent counsel, if said counsel is not shared by the parties, concerning the prosecution of such patent application(s) in a timely manner to:

[**]

or to such other address as the [**] may specify for such purpose by notice to the [**], and shall reference this Agreement [**].  A notification to such address shall be a “Patent Notification”.  The [**] will cooperate with and provide assistance to the [**] in connection with such activities, including, without limitation, execution of all documents, and performance of all acts reasonably necessary, to prepare, file and prosecute such patent applications, and maintain, enforce and defend such patents.  The [**] shall bear all of its own expenses, including, without limitation, the fees of the [**] legal counsel, and any out-of-pocket expenses of the [**] associated with the preparation, filing and prosecution of such patent applications, and the maintenance of any patents issued therefrom.

If the [**] elects not to file or thereafter prosecute specific claims and/or applications claiming a Joint Invention or University Facility Invention in any country, the [**] will promptly notify the [**] by a Patent Notification.  In such event, the [**], at its expense, will have the right to file and prosecute such application, and/or maintain such patent in such country, jointly in its and the [**] names.  If the [**] does not agree to pay the expenses of filing, prosecuting or maintaining a patent application for a specific claim and/or application claiming a Joint Invention or University Facility Invention or if the [**] shall fail to pay such expenses within thirty (30) days after receiving an invoice therefor and such failure shall continue for 30 days after the notice thereof from the [**] to the [**], then in either such case the [**] may by notice to the [**] terminate the [**] rights under this Agreement with respect to any pending, issued, valid and enforceable claim or application for such Joint Invention or University Facility Invention.

(c) The University and the Sponsor shall promptly disclose to each other in writing any invention first conceived or discovered in the performance of the Research hereunder.  If the Sponsor makes such a disclosure to the University, the Sponsor shall do so by a Patent Notification.  The University may elect to file and prosecute a patent application on any University Invention described in any such disclosure.  Should the University elect not to do so, the Sponsor may file and prosecute any such patent application on behalf and in the name of the University.  The University will make its employee(s) who made such inventions available to discuss and consult with attorneys for the Sponsor and the University to assist in the preparation of patent applications.  In each case, the University shall notify the Sponsor of whether or not the University has elected to file and prosecute a patent application, and shall give such notice to the Sponsor sufficiently far in advance of the submission for publication or publication of any manuscript or other form of publication by any University employee as contemplated by Section 6 that describes such invention so that the Sponsor may file any such patent application that it is entitled to file relating to such invention.

All patent applications under this Agreement that the University undertakes or is obligated to prepare and file shall be prepared, prosecuted, filed and maintained by independent patent counsel chosen by the University and reasonably acceptable to the Sponsor.  Said independent patent counsel shall be ultimately responsible to the University.  The Sponsor shall have the right to retain, at its own expense, separate patent counsel to advise the Sponsor regarding such patent matters.  The University shall instruct its patent counsel to keep the University, the Sponsor and the Sponsor’s patent counsel, if any, fully informed of the progress of all patent applications and patents, and to give both the University and the Sponsor reasonable opportunity to comment on the type and scope of useful claims and the nature of supporting disclosures and other matters in the course of patent prosecution and maintenance.  The University shall file the patent application for a particular invention before the submission for publication or publication of any manuscript or other form of publication contemplated by section 6 that describes such invention.  The University will not finally abandon any patent application for which the Sponsor is bearing expenses without the Sponsor’s consent.  In making its decisions regarding patent matters the University shall (1) give due regard to the advice of its patent counsel, (2) instruct its patent counsel to consider any advice offered by the Sponsor’s patent counsel, if any, and (3) conduct such preparation, prosecution and maintenance of patent applications and patents in a manner that is commercially reasonable, consistent with the University’s mission, and with a view to facilitating the Sponsor’s ability to commercialize products or services for which royalties would be payable by the Sponsor if the University and the Sponsor were to enter into a license relating thereto.  The University shall have no liability to the Sponsor for damages, whether direct, indirect or incidental, consequential or otherwise, allegedly arising from its good faith decisions, actions and omissions taken in compliance with this Agreement in connection with such patent prosecution. The provisions of this paragraph shall be superseded with respect to a particular invention by the terms of any license that the parties may enter into for such invention.

9.   Ownership of Property.   Title to any equipment purchased or manufactured in the performance of the Research funded under this Agreement shall vest in the University.

10.   Term and Termination.

(a)  This Agreement shall commence on the Original Research Agreement Effective Date and shall continue for six (6) years, unless sooner terminated in accordance with Sections 10(b) or 10(c) hereof or extended in accordance with Section 10(e) hereof.

(b)  This Agreement may be terminated by either party at any time upon 180 days advance written notice to the other party.

(c)  In the event that either party shall be in default of any of its obligations under this Agreement in any material respect and shall fail to remedy such default within thirty (30) days after written notice thereof from the other party, which notice shall identify such default in reasonable detail, then if such default shall be continuing then the party not in default shall have the option of terminating this Agreement by giving written notice of termination with an immediate effect to the defaulting party.

(d)  Upon termination of this Agreement, neither party shall have any further liability or obligation to the other, except that all costs for which the Sponsor is responsible under this Agreement and which costs were incurred by the University and unpaid by the Sponsor through the date of termination shall be reimbursable by the Sponsor including, without limitation, all non-reimbursed costs and non-cancelable commitments incurred prior to the date of termination  All provisions in this Agreement which, by their nature, extend beyond termination of this Agreement, together with the provisions of Sections 8 and 9, shall survive expiration or sooner termination of this Agreement.

(e)  The Sponsor shall have the option to extend the term of this Agreement for successive three-year periods.  The Sponsor shall exercise such option by notice to the University, which notice the Sponsor shall give not less than 270 days prior to the expiration of the then-current term of this Agreement.  During each such extension of the term of this

Agreement the Sponsor shall be obligated to reimburse the University for all direct and indirect costs incurred by the University in connection with an extended budget for such extended term of this Agreement, which extended budget the Sponsor shall submit to the University prior to commencement of such extension and which extended budget shall be in an amount not less than the budget for the three-year period that is expiring at such time.  Each such extended budget shall be incorporated within the amendment that extends the term of this Agreement.  In connection with any such extension the Sponsor shall also submit to the University an extended research program for the period of the extension of the term of this Agreement, which extended research program shall be incorporated herein and shall constitute part of the Research.

11.   Notices.   Any notices given under this Agreement shall be in writing and shall be deemed delivered when sent by first-class mail, postage prepaid, addressed to the parties as follows (or at such other addresses as the parties may notify each other in writing):

The University	Sponsor

Yale University	Kolltan Pharmaceuticals, Inc.
Grant and Contract Administration	300 George Street, Suite 530
P.O. 208047	New Haven, CT 06511
47 College Street, Suite 203	ATTN: Chief Executive Officer
New Haven, CT 06520-8047
ATTN: Lauren Pite
Contract Manager

Yale University	Kolltan Pharmaceuticals, Inc.
Office of Cooperative Research	300 George Street, Suite 530
433 Temple Street	New Haven, CT 06511
New Haven, CT 06511	ATTN: General Counsel
ATTN: David A. Lewin, Ph.D.
Associate Director, OCR

12.   Use of Name.   Neither party shall employ or use the name of the other party in any promotional materials or advertising without the prior express written permission of the other party, except as otherwise required by applicable law.

13.   Relationship of the Parties.  The relationship of the Sponsor and the University established by this Agreement is that of independent contractors.  Nothing in this Agreement shall be construed to create a relationship of employment or agency, nor shall either party’s employees, servants, agents, or representatives be considered the employees, servants, agents, or representatives of the other.  Nothing in this Agreement shall be construed to constitute the parties as partners or joint ventures, or allow either of the parties to create or assume any obligation on behalf of the other party.

14.   Indemnification.The Sponsor shall defend, indemnify and hold harmless the University, and any of the University’s faculty, students, employees, trustees, officers, affiliates, and agents (hereinafterreferred to collectively as the “Indemnified Persons”) from and against any and all liabilities, claims,lawsuits, losses, damages, costs or expenses (including attorneys’ fees), which the Indemnified Persons mayhereafter incur, or be required to pay as a result of the Sponsor’s use of the Research, any University Invention, any Joint Invention, any University Facility Invention or any University intellectual property arising from the Research or as a result of any breach of this Agreement by the Sponsor orany negligent or wrongful act or omission or willful malfeasance of the Sponsor, its employees, affiliates, contractors, licensees or agents, except to the extent that the University or any other Indemnified Person shall have engaged in gross negligence or willful misconduct or shall have breached this Agreement or any applicable University policy.  If any action or proceeding is brought or threatened to be brought against the University in respect of which indemnity may be sought under this Agreement, the University shall promptly give notice of any such action or proceeding to the Sponsor; provided that failure to provide such notice shall not relieve the Sponsor from its obligations under this Section to the extent such failure does not prejudice the Sponsor’s or the University’s ability or right to participate in, contest or defend against such action or proceeding.  The University agrees to cooperate with the Sponsor in the defense or settlement thereof at the Sponsor’s request and expense. The Sponsor shall not dispose orsettle any claim admitting liability on the part of the University without the University’s prior written consent.

15.   NO WARRANTIES.   THE UNIVERSITY MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO THE RESEARCH, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH OR ANY INVENTIONS OR PRODUCT, TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH RESULTS OR OF ANY INVENTION OR PRODUCT.  The University shall not be liable for any direct, consequential, or other damages suffered by the Sponsor or by any licensee or any others resulting from the use of the Research results or any invention or product.

16.   Force Majeure.  The University shall not be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the University’s control, including, without limitation, any of the following:  labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

17.   Assignment.  Neither the University nor the Sponsor shall assign this Agreement to any other person without the prior written consent of the other, and any purported assignment without such consent shall be void; provided, however, that no such consent of the University shall be required in case of any assignment of this Agreement by the Sponsor in connection with a merger, consolidation, sale of all or substantially all of the Sponsor’s assets or any similar business combination so long as the assignee shall expressly assume in writing the Sponsor’s obligations under this Agreement.

18.   Severability.  In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

19.   Entire Agreement:  Amendments.   This Agreement and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof.  No amendments or modifications to this Agreement shall be effective unless made in writing and signed by authorized representatives of both parties.  This Agreement supersedes the Original Research Agreement in its entirety and, as of the Effective Date, the Original Research Agreement shall be of no further force and effect; provided, however, that any obligations to either party accrued by the other party under the Original Research Agreement in the period between the Original Research Agreement Effective Date and the Effective Date shall remain as such.  In the event of a conflict between the terms of this Agreement and the terms of the License Agreement, the terms of the License Agreement shall govern.

20.  Similar Research.  Nothing in this Agreement shall be construed to limit the freedom of the University or of its researchers who are not participants in the Research under this Agreement, from engaging in similar research made under other grants, contracts or agreements with commercial parties other than the Sponsor.

21.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

22.   Headings.   The section headings, titles and footers in this Agreement are for convenience of reference and shall not form part of or affect the interpretation of this Agreement.

23.   Course of Dealing.No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by either party shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as each party may deem expedient.

24.   Counterparts.  This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or representatives.

YALE UNIVERSITY		KOLLTAN PHARMACEUTICALS,
INC.

By	/s/ Donald T. Deyo, Ph.D.	By	/s/ Michael Schmertzler

Title	Director, International Agreements

Grant & Contract Administration		Title	Chief Executive Officer

Date	1/25/2012	Date	1-26-2012

Read, Understood, and Responsibilities Acknowledged by:

Principal Investigator

By	/s/ Irit Lax

Title	Associate Professor

Date	1/24/12

Exhibit A: Research

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

Exhibit B: Budget

Title:	Yale-Kolltan
RFA/PAR
PI:	Irit Lax
Sponsor:	KolltanPharmaceutcials
Total Budget Period:	6/1/11-5/31/14
Application deadline:

	YEAR 1	YEAR 2	YEAR 3	TOTAL

PERSONNEL
Salary	[**]	[**]	[**]	[**]
Fringe	[**]	[**]	[**]	[**]
TOTAL PERSONNEL	[**]	[**]	[**]	[**]

CONSULTING COSTS	[**]	[**]	[**]	[**]
EQUIPMENT	[**]	[**]	[**]	[**]
SUPPLIES	[**]	[**]	[**]	[**]
TRAVEL	[**]	[**]	[**]	[**]
PATIENT CARE COSTS
Inpatient	[**]	[**]	[**]	[**]
Outpatient	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
ALTERATIONS AND RENOVATIONS	[**]	[**]	[**]	[**]
OTHER EXPENSES	[**]	[**]	[**]	[**]
TUITION EXPENSES	[**]	[**]	[**]	[**]
YALE SUBTOTAL DIRECT COSTS	[**]	[**]	[**]	[**]

CONSORTIUM/CONTRACTUAL COSTS
CONSORTIUM/CONTRACTUAL DIRECT COSTS	[**]	[**]	[**]	[**]
CONSORTIUM/CONTRACTUAL INDIRECT COSTS	[**]	[**]	[**]	[**]
TOTAL CONSORTIUM/CONTRACTUAL COSTS	[**]	[**]	[**]	[**]

YALE TOTAL DIRECT COSTS	[**]	[**]	[**]	[**]

YALE INDIRECT COSTS	[**]	[**]	[**]	[**]

TOTAL GRANT FUNDS	1,500,001	1,499,999	1,499,999	4,499,999

Confidential

AMENDMENT NUMBER ONE

This AMENDMENT NUMBER ONE (this “Amendment”) is entered into as of the dates set forth below the parties’ signature below, with effectiveness as of June 4, 2014 (the “Amendment Effective Date”), between YALE UNIVERSITY, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut and located in New Haven, Connecticut (the “University”), and KOLLTAN PHARMACEUTICALS, INC., a Delaware corporation having its principal offices at 300 George Street, New Haven, CT 06511 (the “Sponsor”).

WHEREAS, the University and the Sponsor have entered into that certain Amended and Restated Research Agreement, dated December 23, 2011 (the “Agreement”);

WHEREAS, pursuant to Section 10(e) of the Agreement, the Sponsor has the option to extend the term of the Agreement for successive three-year periods and wishes to exercise said option; and

WHEREAS, the University and the Sponsor desire to amend the Agreement to extend the term for an additional three year period;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

1.              Definitions.  All capitalized terms used herein shall have the meaning given to such terms in the Agreement, unless otherwise specifically defined in this Amendment.

2.              Extension.  Notwithstanding the requirement to provide advance notice, the University and the Sponsor agree that the Agreement will be extended for a three-year period, as permitted by Section 10(e) of the Agreement. The extended period authorized by this Amendment will be June 4, 2014 to June 3, 2017 (“Extension Period”).  As such the term of the Agreement, under Section 10(a) of the Agreement, will continue for nine years from the Original Research Agreement Effective Date, unless sooner terminated in accordance with Sections 10(b) or 10(c) of the Agreement or extended again in accordance with Section 10(e) of the Agreement.

3.              Research Program.  The Research Program for the Extension Period shall be as described in Appendix A attached hereto, which is hereby incorporated herein.

4.              Budget.  The budget under Section 4(a) of the Agreement for the Extension Period is set forth as Appendix B attached hereto, which is hereby incorporated herein.  The total amount for which the Sponsor shall reimburse the University in accordance with such budget is $4.5 million for the Extension Period, at the rate of $1.5 million per year.  For this purpose, the first year of the Extension Period shall commence on June 4, 2014, the second year of the Extension Period shall commence on June 4, 2015, and the third year of the Extension Period shall commence on June 4, 2016.  The other terms and conditions of Section 4(a) of the Agreement will apply.  The payment for the first

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quarter of the first year of the extension term will be made within 30 days of execution of this Amendment.

5.              Entire Agreement.  Except as explicitly amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and apply fully to the terms of this Amendment as if part of the Agreement.  Each future reference to the Agreement will refer to the Agreement as amended by this Amendment.

Signature Page Follows

2

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment Number One.

YALE UNIVERSITY			KOLLTAN PHARMACEUTICALS, INC.

By:	/s/ Donald T. Deyo, Ph.D.		By:	/s/ Gerald McMahon

	Name:	Donald T. Deyo, Ph.D.		Gerald McMahon
	Title:	Director, Corporate		President and Chief Executive Officer
Contracts and Export Control
Licensing, Yale University

Date:	July 14, 2014			Date:	July 15, 2014

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Appendix A

Exhibit A: Research

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

4

Appendix B

Exhibit B: Budget (Three-year extension period)

Title:	Yale-Kolltan
RFA/PAR
PI:	Irit Lax
Sponsor:	KolltanPharmaceutcials
Total Budget Period:	6/4/14-6/3/17
Application deadline:

	YEAR 1	YEAR 2	YEAR 3	TOTAL

PERSONNEL
Salary	[**]	[**]	[**]	[**]
Fringe	[**]	[**]	[**]	[**]
TOTAL PERSONNEL	[**]	[**]	[**]	[**]

CONSULTING COSTS	[**]	[**]	[**]	[**]
EQUIPMENT	[**]	[**]	[**]	[**]
SUPPLIES	[**]	[**]	[**]	[**]
TRAVEL	[**]	[**]	[**]	[**]
PATIENT CARE COSTS
Inpatient	[**]	[**]	[**]	[**]
Outpatient	[**]	[**]	[**]	[**]
	[**]	[**]	[**]	[**]
ALTERATIONS AND RENOVATIONS	[**]	[**]	[**]	[**]
OTHER EXPENSES	[**]	[**]	[**]	[**]
TUITION EXPENSES	[**]	[**]	[**]	[**]
YALE SUBTOTAL DIRECT COSTS	[**]	[**]	[**]	[**]

CONSORTIUM/CONTRACTUAL COSTS
CONSORTIUM/CONTRACTUAL DIRECT COSTS	[**]	[**]	[**]	[**]
CONSORTIUM/CONTRACTUAL INDIRECT COSTS	[**]	[**]	[**]	[**]
TOTAL CONSORTIUM/CONTRACTUAL COSTS	[**]	[**]	[**]	[**]

YALE TOTAL DIRECT COSTS	[**]	[**]	[**]	[**]

YALE INDIRECT COSTS	[**]	[**]	[**]	[**]

TOTAL GRANT FUNDS	1,500,001	1,499,999	1,499,999	4,499,999

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